FREE WRITING PROSPECTUS

FILED PURSUANT TO RULE 433

REGISTRATION STATEMENT NO.:333-122688

GMAC RFC (Graphic Omitted)

MLNUSA (Graphic Omitted)

Free Writing Prospectus Containing Computational Materials

Part I of II

$424,600,000 (Approximate)

RASC Series 2006-EMX1 Trust

Issuing Entity

Mortgage Lenders Network USA, Inc.

Originator and Subservicer

Residential Asset Securities Corporation

Depositor

Residential Funding Corporation

Master Servicer and Sponsor

Mortgage Asset-Backed Pass-Through Certificates,

Series 2006-EMX1

January 5, 2006

GMAC RFC Securities (Graphic Omitted)

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

Expected Timing:	Pricing Date:	On or about January 10, 2006
	Settlement Date:	On or about January 20, 2006
	First Payment Date:	February 27, 2006

Structure:	Fixed and ARMs:	$440,000,000 Senior Sub; O/C
	Rating Agencies:	Moody's and S&P

Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

The information herein has been provided solely by Residential Funding Securities Corporation ("RFSC") based on information with respect to the mortgage loans provided by Residential Funding Corporation ("RFC") and its affiliates. RFSC is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT

www.sec.gov. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The securities may not be suitable for all investors. RFSC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the securities, written, oral or otherwise, will be effective between RFSC and potential purchasers until a preliminary prospectus supplement is delivered by RFSC to such potential purchasers and the potential purchaser and RFSC enter into a contract after the deliver of such preliminary prospectus supplement.

The securities referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such security or any similar security and RFSC's obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuing entity for the applicable series and the availability of such security when, as and if issued by the issuing entity . You are advised that the terms of the securities of any series, and the characteristics of the home equity loan pool backing them described in this term sheet supplement and any term sheet for that series, may change (due, among other things, to the possibility that home equity loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different home equity loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series. You are advised that securities may not be issued that have the characteristics described in these materials. RFSC's obligation to sell such securities to you is conditioned on the home equity loans and securities having the characteristics described in these materials. If for any reason RFSC does not deliver such securities, RFSC will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. We will not accept any offer by you to purchase the securities, and you will not have any contractual commitment to purchase any of the securities until after you have received the preliminary prospectus. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer. The information in this free writing prospectus supersedes any information contained in any prior materials relating to the securities.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFSC and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFSC's judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFSC does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility. RFSC (or any of its affiliates) or their officers, directors, analysts or employees may have positions in securities, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such securities, commodities or derivative instruments. In addition, RFSC may make a market in the securities referred to herein.

Finally, RFSC has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFSC strongly urges you to seek advice from your counsel, accountant and tax advisor.

RASC Series 2006-EMX1

$424,600,000 (Approximate)

Characteristics of the Certificates

Preliminary Offered Certificates
Class	Approximate Size(1)	Interest Type	Principal Type	Expected WAL (yrs)(2) Call/Mat	Expected Principal Window (months)(2) Call/Mat	Final Scheduled Distribution Date	Expected rating (Moody's / S&P)
A-1 (3)	$160,377,000	Floating	SEQ	1.00 / 1.00	1 - 21 / 1 - 21	Oct-2024	Aaa/AAA
A-2 (3) (4)	163,990,000	Floating	SEQ	3.00 / 3.02	21 - 76 / 21 - 88	Mar-2035	Aaa/AAA
A-3 (3) (4)	17,073,000	Floating	SEQ	6.35 / 9.81	76 - 76 / 88 - 178	Feb-2036	Aaa/AAA
M-1 (3) (4) (5)	17,160,000	Floating	MEZ	4.74 / 5.23	45 - 76 / 45 - 149	Feb-2036	Aa1/AA+
M-2 (3) (4) (5)	15,400,000	Floating	MEZ	4.60 / 5.07	43 - 76 / 43 - 143	Feb-2036	Aa2/AA+
M-3 (3) (4) (5)	9,020,000	Floating	MEZ	4.54 / 4.99	41 - 76 / 41 - 136	Feb-2036	Aa3/AA
M-4 (3) (4) (5)	8,140,000	Floating	MEZ	4.50 / 4.93	41 - 76 / 41 - 131	Feb-2036	A1/AA
M-5 (3) (4) (5)	7,700,000	Floating	MEZ	4.47 / 4.88	40 - 76 / 40 - 125	Feb-2036	A2/AA-
M-6 (3) (4) (5)	7,260,000	Floating	MEZ	4.44 / 4.83	39 - 76 / 39 - 120	Feb-2036	A3/A+
M-7 (3) (4) (5)	6,820,000	Floating	MEZ	4.43 / 4.78	38 - 76 / 38 - 113	Feb-2036	Baa1/A
M-8 (3) (4) (5)	6,380,000	Floating	MEZ	4.41 / 4.70	38 - 76 / 38 - 106	Feb-2036	Baa2/BBB+
M-9 (3) (4) (5)	5,280,000	Floating	MEZ	4.41 / 4.62	38 - 76 / 38 - 97	Feb-2036	Baa3/BBB
Total	$424,600,000

Notes:

  Class sizes subject to a 10% variance.
  Pricing Speed Assumption:

  Fixed: 23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).
  ARMs: 100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30% CPR in month twelve, and remain at 30%

  CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).

  The pass-through rate on the Class A and Class M Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the Net WAC Cap Rate and (iii) 14.00% per annum.
  If the 10% optional call is not exercised, the margin on the Class A-2 and Class A-3 Certificates will double and the margin on the Class M Certificates will increase by a 1.5x multiple, beginning on the second Distribution Date after the first possible optional call date.

  The Class M Certificates are not expected to receive principal payments prior to the Stepdown Date.

Issuing Entity: RASC Series 2006-EMX1 Trust.

Certificates: The Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Class A Certificates") are backed by first and second lien, fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac limitations (the "Mortgage Loans").

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (the "Class M Certificates" and , together with the Class A Certificates, the "Offered Certificates"). The Offered Certificates will be offered pursuant to the Prospectus Supplement described below.

Underwriters: Residential Funding Securities Corporation and Citigroup Global Markets Inc.

Yield Maintenance

Agreement Provider: tba

Depositor: Residential Asset Securities Corporation ("RASC"), an affiliate of Residential Funding Corporation

Trustee: U.S. Bank National Association

Master Servicer: Residential Funding Corporation (the "Seller", "Master Servicer" or "Residential Funding"), an indirect wholly-owned subsidiary of Residential Capital Corporation.

Subservicer: Primary servicing for all of the mortgage loans will be provided by Mortgage Lenders Network USA, Inc., see Origination and Servicing below.

Cut-off Date: January 1, 2006 after deducting payments due during the month of January 2006.

Settlement Date: On or about January 20, 2006.

Distribution Dates: 25th of each month (or the next business day if such day is not a business day) commencing on February 27, 2006.

Form of Certificates: Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations: For the Class A, Class M-1, Class M-2 and Class M-3 Certificates: $100,000 and integral multiples of $1 in excess thereof; for the Class M-4 through Class M-9 Certificates: $250,000 and integral multiples of $1 in excess thereof.

ERISA Considerations: The Offered Certificates may be eligible for purchase by employee benefit plans or other plans or arrangements that are subject to ERISA or section 4975 of the Internal Revenue Code. However, investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of such a plan's acquisition and ownership of such Offered Certificates.

Legal Investments: None of the Offered Certificates will be "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

Tax Status: One or more REMIC elections.

 Mortgage Loans:

  The Mortgage Loans will consist of first and second lien, fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac limitations. The statistical pool of the Mortgage Loans described herein has an approximate aggregate principal balance of $440,538,859 as of the Cut-off Date. On the closing date, the Mortgage Loans will have an approximate aggregate principal balance of $440,000,000 as of the Cut-off Date.

  As of the Cut-off Date, approximately 29.67%of the statistical pool of Mortgage Loans provide for an initial interest only period of up to ten years.

Silent Seconds: The mortgaged properties relating to approximately 39.00% of the statistical pool of first-lien mortgage loans, which are included in this pool are subject to a second-lien mortgage loan, ("Silent Seconds"), based solely on the information made available to the Depositor. The weighted average combined original loan-to-value ratio of the statistical pool of mortgage loans, including the Silent Seconds is 90.83%.

RASC Program Eligible:

RFC has established the AlterNet program primarily for the purchase of mortgage loans that are made to borrowers that may have imperfect credit histories, higher debt to income ratios or mortgage loans that present certain other risks to investors. The mortgage collateral sellers that participate in this program have been selected by RFC on the basis of criteria set forth in RFC's Client Guide, referred to as the Guide. For those mortgage loans that RFC purchased from sellers in this program, each mortgage loan determined by RFC to be acceptable for purchase would have been originated in accordance with or would have been determined to be generally consistent with the provisions of the Guide.

The Originator and Subservicer: Mortgage Lenders Network USA, Inc. originated all of the Mortgage Loans.  Mortgage Lenders Network USA, Inc. originates loans through a nationwide network of retail production branches, independent mortgage brokers approved by Mortgage Lenders Network USA, Inc. and also through its correspondent lending division. The executive offices of Mortgage Lenders Network USA, Inc. are located in Middletown, Connecticut.

Residential Funding acquired all of the mortgage loans from Emax Financial Group, LLC. Emax Financial Group, LLC, is a mortgage banking company engaged in the mortgage banking business, which consists of acquisition and sale of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.

Primary servicing will be provided by Mortgage Lenders Network USA, Inc.  Mortgage Lenders Network USA, Inc. is an approved Fannie Mae and Freddie Mac servicer.

Performance information for certain Mortgage Lenders Network transactions is currently available at .

Prepayment Assumptions:

  Fixed - 23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).

  ARMs - 100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30% CPR in month twelve, and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).

Optional Call: If the aggregate principal balance of the mortgage loans falls below 10% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date (the "Optional Call Date"), Residential Funding or its designee may terminate the trust. The exercise of the optional call may be subject to limitations as described in the prospectus supplement.

Basis Risk

Shortfall: With respect to any class of the Class A and Class M Certificates and any Distribution Date on which the Net WAC Cap Rate is used to determine the pass-through rate of that class of certificates, an amount equal to the excess of (i) accrued certificate interest for that class calculated at a rate (not to exceed 14.00% per annum) equal to One-Month LIBOR plus the related margin, over (ii) accrued certificate interest for that class calculated using the Net WAC Cap Rate.

Basis Risk Shortfall

Carry-Forward Amounts: With respect to each class of the Class A and Class M Certificates and any Distribution Date, an amount equal to the aggregate amount of Basis Risk Shortfall for that class on that Distribution Date, plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related pass-through rate for that class.

Relief Act Shortfalls: With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Service members Civil Relief Act or any similar legislation or regulation. Relief Act Shortfalls will be covered by available Excess Cash Flow in the current period only. Any Relief Act Shortfalls allocated to the Certificates for the current period not covered by Excess Cash Flow in the current period will remain unpaid.

Credit Enhancement: A. Subordination.

Credit enhancement for the Class A Certificates will include the subordination of the Class M Certificates. Credit enhancement for the Class M Certificates will include the subordination of each class of Class M Certificates with a lower payment priority.

Initial Subordination (including the initial Overcollateralization Amount):

Class	Expected rating (Moody's / S&P)	Initial Credit Support	After Step-Down Support

Class A	Aaa/AAA	22.40%	44.80%
Class M-1	Aa1/AA+	18.50%	37.00%
Class M-2	Aa2/AA+	15.00%	30.00%
Class M-3	Aa3/AA	12.95%	25.90%
Class M-4	A1/AA	11.10%	22.20%
Class M-5	A2/AA-	9.35%	18.70%
Class M-6	A3/A+	7.70%	15.40%
Class M-7	Baa1/A	6.15%	12.30%
Class M-8	Baa2/BBB+	4.70%	9.40%
Class M-9	Baa3/BBB	3.50%	7.00%

For any class of Certificates, the Initial Credit Support is the aggregate certificate principal balance of all Certificates subordinate to such class as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date. The initial Credit Support includes the initial Overcollateralization Amount.

B. Overcollateralization ("OC")

Initial (% Orig.)	3.50%
OC Target (% Orig.)	3.50%
OC Floor (% Orig.)	0.50%
OC Stepdown Target (% Current)	7.00%
OC Holiday	None

A.Excess Spread *

Initially equal to approximately 165 basis points per annum, for the 36 day initial accrual period. The second period, which consists of 28 days, is expected to have excess spread equal to approximately 283 basis points per annum.

* - Excess Spread is calculated on a 30/360 basis and at the Pricing Speed Assumption.

B.Yield Maintenance Agreement.

Any amounts payable under the Yield Maintenance Agreement on each Distribution Date will be included in Excess Cash Flow and will be distributed in accordance with the priority set forth below under "Excess Cash Flow Distributions."

Excess Cash Flow

Distributions: On any Distribution Date, the Excess Cash Flow will be allocated among the Certificates as set forth in the Prospectus Supplement in the following order of priority:

  as part of the Principal Distribution Amount, to pay to the holders of the Class A and Class M Certificates in reduction of their certificate principal balances, the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Class A or Class M Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;

  as part of the Principal Distribution Amount, to pay to the holders of the Class A and Class M Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the mortgage loans for the preceding calendar month;

  to pay the holders of the Class A and Class M Certificates as part of the Principal Distribution Amount, any Overcollateralization Increase Amount;

  to pay the holders of Class A and Class M Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto, that remain un-reimbursed, to the extent not covered by the Eligible Master Servicing Compensation on that Distribution Date;

  to pay to the holders of the Class A and Class M Certificates, any prepayment interest shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

  to pay to the holders of the Class A Certificates, pro rata, and then the Class M Certificates, in order of priority, the amount of any Basis Risk Shortfall Carry-Forward Amount, remaining unpaid as of that Distribution Date;

  to pay to the holders of the Class A and Class M Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

  to pay to the holders of the Class A Certificates, pro rata, and then to the Class M Certificates, in order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

  to pay to the holders of the Class SB Certificates and the Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

On any Distribution Date, the amounts described in clause (2) above will be paid first from Excess Cash Flow for that Distribution Date, other than amounts received by the trust under the Yield Maintenance Agreement, and second from amounts received by the trust under the Yield Maintenance Agreement.

Interest Accrual Period: From and including the preceding Distribution Date (for the first accrual period, the closing date) up to but excluding the current Distribution Date on an actual/360 basis.

Pass-Through Rate: On each Distribution Date, the Pass-Through Rate on each class of the Class A and Class M Certificates will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus the related margin for such class, and beginning on the second Distribution Date after the first possible Optional Call Date, (1) with respect to the Class A-2 and Class A-3 Certificates, One-Month LIBOR plus 2 times the related margin for such class, and (2) with respect to the Class M Certificates, One-Month LIBOR plus 1.5 times the related margin of such class, (y) the Net WAC Cap Rate and (z) 14.00% per annum.

Net WAC

Cap Rate: For any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans using the Net Mortgage Rates in effect for the scheduled payments due on such mortgage loans during the related due period, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period.

Net Mortgage Rate: With respect to any mortgage loan, the mortgage rate minus (a) the master servicing fee and (b) the sub-servicing fee.

Eligible Master

Servicing Compensation: For any Distribution Date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the stated principal balance of the mortgage loans immediately preceding that Distribution Date, and (b) the sum of the Master Servicing Fee payable to the Master Servicer in respect of its master servicing activities and reinvestment income received by the Master Servicer on amounts payable with respect to that Distribution Date with respect to the mortgage loans. Excess Cash Flow may also be available to cover prepayment interest shortfalls, subject to the priority of distribution for Excess Cash Flow.

Advances: The Master Servicer will advance delinquent principal and interest to the extent the advance is recoverable from future collections on the loan.

Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of the aggregate stated principal balance of the mortgage loans before giving effect to distributions of principal to be made on that Distribution Date, over the aggregate certificate principal balance of the Class A and Class M Certificates, as of such date, before taking into account distributions of principal to be made on that Distribution Date.

Required

Overcollateralization Amount: With respect to any Distribution Date (i) prior to the Stepdown Date, an amount equal to 3.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 7.00% of the then current aggregate outstanding principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the Overcollateralization Floor or (iii) on or after the related Stepdown Date if a Trigger Event is in effect, the Required Overcollateralization Amount for the immediately preceding Distribution Date.

Overcollateralization Floor: 0.50% of the aggregate stated principal balance of the Mortgage Loans, as of the Cut-Off Date.

Stepdown Date: The earlier to occur of (i) the Distribution Date immediately succeeding the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero or (ii) the later to occur of (x) the Distribution Date in February 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 44.80%.

Overcollateralization

Increase Amount: With respect to any Distribution Date, an amount equal to the lesser of (i) available Excess Cash Flow available for payment of the Overcollateralization Increase Amount on that Distribution Date and (ii) the excess, if any, of (x) the Required Overcollateralization Amount for that Distribution Date over (y) the Overcollateralization Amount for that Distribution Date.

Overcollateralization

Reduction Amount: With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date and (ii) Principal Remittance Amount for that Distribution Date.

Excess Overcollateralization

Amount: With respect to any Distribution Date, the excess, if any, of the Overcollateralization Amount over the Required Overcollateralization Amount.

Excess Cash Flow: For any Distribution Date, the sum of (a) the excess of the available distribution amount for that distribution date over the sum of (x) the interest distribution amount for the Certificates for that Distribution Date and (y) the Principal Remittance Amount, (b) any Overcollateralization Reduction Amount and (c) any amounts received by the trust under the Yield Maintenance Agreement for that Distribution Date. Excess Cash Flow may be used to protect the Certificates against realized losses by making an additional payment of principal up to the amount of the realized losses.

Trigger Event:

(subject to change) A Trigger Event is in effect on any Distribution Date if either (i) the three month average of the related Sixty-Plus Delinquency Percentage, as determined on that Distribution Date and the immediately preceding two Distribution Dates, equals or exceeds [36.75]% of the Senior Enhancement Percentage or (ii) cumulative realized losses on the mortgage loans as a percentage of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date exceed the following amounts:

Loss Trigger
Months 25-36	[1.65]% in the first month plus an additional 1/12th of [2.00]% for every month thereafter
Months 37-48	[3.65]% in the first month plus an additional 1/12th of [2.10]% for every month thereafter
Months 49-60	[5.75]% in the first month plus an additional 1/12th of [1.65]% for every month thereafter
Months 61-72	[7.40]% in the first month plus an additional 1/12th of [0.85]% for every month thereafter
Months 73 and thereafter	[8.25]%

Sixty-Plus Delinquency

Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, equal to (x) the aggregate stated principal balance of the mortgage loans that are 60 or more days delinquent in payment of principal and interest for that Distribution Date, including mortgage loans in bankruptcy that are 60 or more days delinquent, foreclosure or REO, over (y) the aggregate stated principal balance of the mortgage loans immediately preceding that Distribution Date.

Senior

Enhancement Percentage: For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate certificate principal balance of the Class M Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the aggregate Principal Distribution Amount on such Distribution Date, by (y) the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that Distribution Date.

Principal

Distribution Amount:

On any Distribution Date, the lesser of (a) the excess of (i) the available distribution amount plus with respect to clauses (v) and (vi) of clause (b) amounts received by the trustee under the Yield Maintenance Agreement, over (ii) the interest distribution amount and (b) the aggregate amount described below:

(i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period;

(ii) the principal portion of all proceeds of the repurchase of Mortgage Loans, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

(iii) the principal portion of all other unscheduled collections other than subsequent recoveries, received on the Mortgage Loans during the preceding calendar month, or deemed to be received during the preceding calendar month, including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

(iv) the lesser of (a) subsequent recoveries for that distribution date and (b) the principal portion of any realized losses allocated to any class of offered certificates on a prior distribution date and remaining unpaid;

(v) the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used in clause (iv) above on such distribution date, and (b) the principal portion of any realized losses incurred, or deemed to have been incurred, on any Mortgage Loans in the calendar month preceding that distribution date to the extent covered by Excess Cash Flow for that distribution date as described under "-Excess Cash Flow Distributions" above; and

(vi) the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used pursuant to clause (v) above on such distribution date, and (b) the amount of any Overcollateralization Increase Amount for that distribution date;

minus

(vii) the amount of any Overcollateralization Reduction Amount for that distribution date; and

(viii) any capitalization reimbursement amount.

In no event will the Principal Distribution Amount on any distribution date be less than zero or greater than the outstanding aggregate certificate principal balance of the Class A Certificates and Class M Certificates.

Class A Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

  the Principal Distribution Amount for that Distribution Date; and

  the excess, if any, of (A) the aggregate certificate principal balance of the Class A Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Principal Remittance

Amount: For any Distribution Date, the sum of the following amounts: (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections received on the Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month but excluding subsequent recoveries.

Interest

Distributions: Distributions to the holders of the Certificates will be made generally as follows:

From the available distribution amount remaining after payment of certain fees and expenses, distribution of accrued and unpaid interest (less any prepayment interest shortfalls not covered by compensating interest or any Relief Act Shortfalls) to the holders of Certificates, in the following order of priority:

    To the Class A Certificates, on a pro rata basis ;

    To the Class M-1 Certificates;

    To the Class M-2 Certificates;

    To the Class M-3 Certificates;

    To the Class M-4 Certificates;

    To the Class M-5 Certificates;

    To the Class M-6 Certificates;

    To the Class M-7 Certificates;

    To the Class M-8 Certificates; and

    To the Class M-9 Certificates.

Principal Distributions:

The Principal Distribution Amount will be distributed as follows:

  To the Class A Certificates, the Class A Principal Distribution Amount, sequentially to the Class A-1, Class A-2 and Class A-3 Certificates in that order, until the certificate principal balances thereof are reduced to zero;

  To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the certificate principal balance of the Class M-1 Certificates is reduced to zero;

  To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the certificate principal balance of the Class M-2 Certificates is reduced to zero;

  To the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the certificate principal balance of the Class M-3 Certificates is reduced to zero;

  To the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the certificate principal balance of the Class M-4 Certificates is reduced to zero;

  To the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the certificate principal balance of the Class M-5 Certificates is reduced to zero;

  To the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the certificate principal balance of the Class M-6 Certificates is reduced to zero;

  To the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the certificate principal balance of the Class M-7 Certificates is reduced to zero;

  To the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the certificate principal balance of the Class M-8 Certificates is reduced to zero; and

  To the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the certificate principal balance of the Class M-9 Certificates is reduced to zero.

Class M-1 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

  the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount; and

  the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-1 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-2 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A and Class M-1 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

  the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A and Class M-1 Principal Distribution Amounts; and

  the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A and Class M-1 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-2 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-3 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

  the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts; and

  the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-3 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-4 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

  the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts; and

  the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-4 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-5 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

  the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts; and

  the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-5 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-6 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

  the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts; and

  the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-6 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-7 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

  the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts; and

  the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-7 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-8 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

  the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts; and

  the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-8 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-9 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

  the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts; and

  the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-9 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Subordination

Percentage: As to any class of Class A or Class M Certificates, the respective approximate percentage set forth below:
Class	Expected rating (Moody's / S&P)	Subordination %

Class A	Aaa/AAA	55.20%
Class M-1	Aa1/AA+	63.00%
Class M-2	Aa2/AA+	70.00%
Class M-3	Aa3/AA	74.10%
Class M-4	A1/AA	77.80%
Class M-5	A2/AA-	81.30%
Class M-6	A3/A+	84.60%
Class M-7	Baa1/A	87.70%
Class M-8	Baa2/BBB+	90.60%
Class M-9	Baa3/BBB	93.00%

Subsequent Recoveries: Subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that have resulted in a realized loss.

 Allocation of Losses: Any realized losses will be allocated in the following order of priority:

  To Excess Cash Flow for the related Distribution Date;

  To the overcollateralization, until reduced to zero (as further described in the prospectus supplement);

  To the Class M-9 Certificates, until reduced to zero;

  To the Class M-8 Certificates, until reduced to zero;

  To the Class M-7 Certificates, until reduced to zero;

  To the Class M-6 Certificates, until reduced to zero;

  To the Class M-5 Certificates, until reduced to zero;

  To the Class M-4 Certificates, until reduced to zero;

  To the Class M-3 Certificates, until reduced to zero;

  To the Class M-2 Certificates, until reduced to zero;

  To the Class M-1 Certificates, until reduced to zero; and

  To the Class A Certificates, on a pro rata basis, until reduced to zero.

Prospectus: The Offered Certificates will be offered pursuant to a Prospectus which includes a Prospectus Supplement (together, the "Prospectus"). Additional information with respect to the Offered Certificates and the Mortgage Loans is contained in the Prospectus.

Yield Maintenance Agreement

[Subject to Change]

On the Closing Date, the Trustee will enter into a Yield Maintenance Agreement with [ ] (the "Counterparty") for the benefit of the Offered Certificates. On each Distribution Date, payments under the Yield Maintenance Agreement will be made based on (i) an amount equal to the lesser of (a) the notional amount set forth in the related tables below and (b) the outstanding certificate principal of the Offered Certificates immediately preceding that Distribution Date. In exchange for a fixed payment on the Closing Date, the Counterparty will be obligated to make monthly payments to the Trustee when one-month LIBOR exceeds the strike rate of 4.40% beginning with the Distribution Date in February 2006. The Yield Maintenance Agreement will terminate after the Distribution Date in December 2010.
Period	Notional Balance ($)	Period	Notional Balance ($)
1	424,600,000.00	31	123,820,743.85
2	418,705,592.87	32	117,900,933.43
3	414,678,355.24	33	112,236,977.40
4	409,429,393.68	34	106,817,495.74
5	402,958,917.03	35	101,631,624.73
6	395,276,711.91	36	96,668,993.22
7	386,402,530.32	37	91,922,492.57
8	376,366,377.17	38	91,922,492.57
9	365,208,685.04	39	91,922,492.57
10	353,110,845.46	40	89,171,823.89
11	340,265,352.05	41	85,522,101.41
12	327,104,772.77	42	82,028,070.60
13	314,432,013.47	43	78,682,873.34
14	302,228,831.35	44	75,479,959.12
15	290,477,670.78	45	72,413,073.26
16	279,161,637.19	46	69,476,242.51
17	268,264,472.09	47	66,663,762.28
18	257,770,528.99	48	63,970,184.34
19	247,664,750.18	49	61,390,305.08
20	237,932,644.51	50	58,919,154.40
21	228,560,265.89	51	56,551,984.98
22	217,092,613.89	52	54,284,262.20
23	201,308,429.74	53	52,111,654.39
24	186,688,361.82	54	50,030,023.61
25	173,170,051.76	55	48,035,416.82
26	160,640,333.94	56	46,124,057.49
27	150,305,628.37	57	44,292,337.51
28	143,237,377.32	58	42,536,809.62
29	136,476,179.97	59	40,854,180.03
30	130,008,329.86

Net WAC Schedule

[Subject to Change]
Period	Net WAC Rate % (1,2)	Effective Rate % (1,3)	Period	Net WAC Rate % (1,2)	Effective Rate % (1,3)
1	5.89	21.49	39	10.18	20.83
2	7.57	23.04	40	10.51	21.18
3	6.84	22.28	41	10.40	20.96
4	7.07	22.47	42	11.19	21.64
5	6.84	22.19	43	10.81	21.17
6	7.07	22.36	44	10.80	21.06
7	6.84	22.05	45	11.15	21.31
8	6.84	21.97	46	10.78	20.84
9	7.07	22.09	47	11.16	21.13
10	6.84	21.75	48	10.84	20.72
11	7.07	21.84	49	10.83	20.61
12	6.85	21.48	50	11.97	21.67
13	6.85	21.34	51	10.80	20.41
14	7.59	21.93	52	11.15	20.67
15	6.85	21.06	53	10.81	20.24
16	7.08	21.15	54	11.21	20.55
17	6.86	20.79	55	10.83	20.09
18	7.09	20.88	56	10.82	19.99
19	6.86	20.52	57	11.17	20.26
20	6.86	20.38	58	10.79	19.80
21	7.09	20.48	59	11.14	20.07
22	6.87	20.08	60	10.77	10.77
23	7.78	20.69	61	10.76	10.76
24	8.79	21.42	62	11.89	11.89
25	8.79	21.13	63	10.73	10.73
26	9.38	21.45	64	11.07	11.07
27	8.77	20.60	65	10.70	10.70
28	9.06	20.74	66	11.05	11.05
29	8.98	20.50	67	10.68	10.68
30	9.69	21.06	68	10.66	10.66
31	9.37	20.59	69	11.00	11.00
32	9.37	20.43	70	10.64	10.64
33	9.67	20.59	71	10.98	10.98
34	9.36	20.12	72	10.61	10.61
35	10.00	20.61	73	10.60	10.60
36	10.21	20.67	74	11.31	11.31
37	10.20	20.51	75	10.57	10.57
38	11.28	21.59	76	10.91	10.91

Notes:

(1) Assumes all index values remain constant at 20.00% and the optional termination is exercised. Assumes no losses are taken. Run at the Pricing Speed Assumption.

(2) The "Net WAC Rate" is a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period of the Certificates and (ii) the weighted average Net Mortgage Rate of the Mortgage Loans.

(3) The effective available funds cap rate (the "Effective Rate") is the Net WAC Rate, plus any payments from the Yield Maintenance Agreement, divided by the aggregate certificate principal balance of the Offered Certificates multiplied by 360 divided by actual number of days.

Class A Sensitivity Analysis

To 10% Call
Prepayment Assumptions	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
Class A-1
Avg. Life (yrs)	12.55	1.59	1.21	1.00	0.86	0.76
Principal Window	1 - 225	1 - 34	1 - 25	1 - 21	1 - 17	1 -15
Principal Window (Months)	225	34	25	21	17	15
Class A-2
Avg. Life (yrs)	24.15	6.26	4.21	3.00	2.08	1.79
Principal Window	225 - 346	34 - 154	25 - 104	21 - 76	17 - 35	15 - 28
Principal Window (Months)	122	121	80	56	19	14
Class A-3
Avg. Life (yrs)	28.85	12.85	8.68	6.35	4.36	2.50
Principal Window	346 - 346	154 - 154	104 - 104	76 - 76	35 - 59	28 - 31
Principal Window (Months)	1	1	1	1	25	4

Class M Sensitivity Analysis

To 10% Call
Prepayment Assumptions	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
Class M-1
Avg. Life (yrs)	26.53	8.53	5.75	4.74	4.93	3.86
Principal Window	268 - 346	50 - 154	38 - 104	45 - 76	58 - 59	31 - 47
Principal Window (Months)	79	105	67	32	2	17
Class M-2
Avg. Life (yrs)	26.53	8.53	5.75	4.60	4.57	3.93
Principal Window	268 - 346	50 - 154	38 - 104	43 - 76	50 - 59	46 - 47
Principal Window (Months)	79	105	67	34	10	2
Class M-3
Avg. Life (yrs)	26.53	8.53	5.74	4.54	4.26	3.76
Principal Window	268 - 346	50 - 154	37 - 104	41 - 76	47 - 59	43 - 47
Principal Window (Months)	79	105	68	36	13	5
Class M-4
Avg. Life (yrs)	26.53	8.53	5.74	4.50	4.11	3.56
Principal Window	268 - 346	50 - 154	37 - 104	41 - 76	44 - 59	40 - 47
Principal Window (Months)	79	105	68	36	16	8
Class M-5
Avg. Life (yrs)	26.53	8.53	5.74	4.47	4.00	3.42
Principal Window	268 - 346	50 - 154	37 - 104	40 - 76	43 - 59	38 - 47
Principal Window (Months)	79	105	68	37	17	10
Class M-6
Avg. Life (yrs)	26.53	8.53	5.74	4.44	3.92	3.33
Principal Window	268 - 346	50 - 154	37 - 104	39 - 76	41 - 59	36 - 47
Principal Window (Months)	79	105	68	38	19	12
Class M-7
Avg. Life (yrs)	26.53	8.53	5.74	4.43	3.85	3.24
Principal Window	268 - 346	50 - 154	37 - 104	38 - 76	40 - 59	35 - 47
Principal Window (Months)	79	105	68	39	20	13
Class M-8
Avg. Life (yrs)	26.53	8.53	5.74	4.41	3.80	3.19
Principal Window	268 - 346	50 - 154	37 - 104	38 - 76	39 - 59	34 - 47
Principal Window (Months)	79	105	68	39	21	14
Class M-9
Avg. Life (yrs)	26.53	8.53	5.74	4.41	3.77	3.15
Principal Window	268 - 346	50 - 154	37 - 104	38 - 76	38 - 59	33 - 47
Principal Window (Months)	79	105	68	39	22	15

Class A Sensitivity Analysis

To Maturity
Prepayment Assumptions	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
Class A-1
Avg. Life (yrs)	12.55	1.59	1.21	1.00	0.86	0.76
Principal Window	1 - 225	1 - 34	1 - 25	1 - 21	1 - 17	1 - 15
Principal Window (Months)	225	34	25	21	17	15
Class A-2
Avg. Life (yrs)	24.16	6.29	4.24	3.02	2.08	1.79
Principal Window	225 - 350	34 - 176	25 - 119	21 - 88	17 - 35	15 - 28
Principal Window (Months)	126	143	95	68	19	14
Class A-3
Avg. Life (yrs)	29.62	18.01	12.96	9.81	6.73	2.50
Principal Window	350 - 359	176 - 300	119 - 220	88 - 178	35 - 139	28 - 31
Principal Window (Months)	10	125	102	91	105	4

Class M Sensitivity Analysis

To Maturity
Prepayment Assumptions	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC
Class M-1
Avg. Life (yrs)	26.64	9.27	6.35	5.23	5.76	6.18
Principal Window	268 - 358	50 - 265	38 - 187	45 - 149	58 - 117	31 - 113
Principal Window (Months)	91	216	150	105	60	83
Class M-2
Avg. Life (yrs)	26.64	9.24	6.34	5.07	4.93	4.52
Principal Window	268 - 358	50 - 256	38 - 179	43 - 143	50 - 111	46 - 89
Principal Window (Months)	91	207	142	101	62	44
Class M-3
Avg. Life (yrs)	26.64	9.22	6.33	4.99	4.61	4.04
Principal Window	268 - 358	50 - 245	37 - 179	41 - 136	47 - 106	43 - 85
Principal Window (Months)	91	196	143	96	60	43
Class M-4
Avg. Life (yrs)	26.64	9.19	6.31	4.93	4.45	3.83
Principal Window	268 - 358	50 - 238	37 - 176	41 - 131	44 - 102	40 - 81
Principal Window (Months)	91	189	140	91	59	42
Class M-5
Avg. Life (yrs)	26.64	9.16	6.28	4.88	4.32	3.68
Principal Window	268 - 357	50 - 229	37 - 169	40 - 125	43 - 97	38 - 78
Principal Window (Months)	90	180	133	86	55	41
Class M-6
Avg. Life (yrs)	26.64	9.11	6.25	4.83	4.22	3.57
Principal Window	268 - 357	50 - 220	37 - 161	39 - 120	41 - 93	36 - 74
Principal Window (Months)	90	171	125	82	53	39
Class M-7
Avg. Life (yrs)	26.63	9.05	6.20	4.78	4.12	3.46
Principal Window	268 - 356	50 - 209	37 - 153	38 - 113	40 - 88	35 - 70
Principal Window (Months)	89	160	117	76	49	36
Class M-8
Avg. Life (yrs)	26.62	8.95	6.12	4.70	4.03	3.37
Principal Window	268 - 355	50 - 197	37 - 143	38 - 106	39 - 82	34 - 65
Principal Window (Months)	88	148	107	69	44	32
Class M-9
Avg. Life (yrs)	26.60	8.86	6.01	4.62	3.93	3.27
Principal Window	268 - 353	50 - 181	37 - 131	38 - 97	38 - 75	33 - 60
Principal Window (Months)	86	132	95	60	38	28

Rating Agency Contacts
	Name	phone extension
Moody's:	Tim Gildner	(212) 553-2919
S&P:	Sharif Mahdavian	(212) 438-2412

GMAC RFC (Graphic Omitted)

MLNUSA (Graphic Omitted)

Free Writing Prospectus Containing Computational Materials

Part II of II

$424,600,000 (Approximate)

RASC Series 2006-EMX1 Trust

Issuing Entity

Mortgage Lenders Network USA, Inc.

Originator and Subservicer

Residential Asset Securities Corporation

Depositor

Residential Funding Corporation

Master Servicer and Sponsor

Mortgage Asset-Backed Pass-Through Certificates,

Series 2006-EMX1

January 5, 2006

GMAC RFC Securities (Graphic Omitted)

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

Expected Timing:	Pricing Date:	On or about January 10, 2006
	Settlement Date:	On or about January 20, 2006
	First Payment Date:	February 27, 2006

Structure:	Fixed and ARMs:	$440,000,000; Senior Sub, O/C
	Rating Agencies:	Moody's and S&P

Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

The information herein has been provided solely by Residential Funding Securities Corporation ("RFSC") based on information with respect to the mortgage loans provided by Residential Funding Corporation ("RFC") and its affiliates. RFSC is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The securities may not be suitable for all investors. RFSC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the securities, written, oral or otherwise, will be effective between RFSC and potential purchasers until a preliminary prospectus supplement is delivered by RFSC to such potential purchasers and the potential purchaser and RFSC enter into a contract after the deliver of such preliminary prospectus supplement.

The securities referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such security or any similar security and RFSC's obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuing entity for the applicable series and the availability of such security when, as and if issued by the issuing entity . You are advised that the terms of the securities of any series, and the characteristics of the home equity loan pool backing them described in this term sheet supplement and any term sheet for that series, may change (due, among other things, to the possibility that home equity loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different home equity loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series. You are advised that securities may not be issued that have the characteristics described in these materials. RFSC's obligation to sell such securities to you is conditioned on the home equity loans and securities having the characteristics described in these materials. If for any reason RFSC does not deliver such securities, RFSC will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. We will not accept any offer by you to purchase the securities, and you will not have any contractual commitment to purchase any of the securities until after you have received the preliminary prospectus. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer. The information in this free writing prospectus supersedes any information contained in any prior materials relating to the securities.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFSC and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFSC's judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFSC does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility. RFSC (or any of its affiliates) or their officers, directors, analysts or employees may have positions in securities, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such securities, commodities or derivative instruments. In addition, RFSC may make a market in the securities referred to herein.

Finally, RFSC has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFSC strongly urges you to seek advice from your counsel, accountant and tax advisor.

Aggregate Collateral Summary

Summary	Total	Minimum	Maximum
Aggregate Current Principal Balance	$440,538,859.05	$12,755.03	$1,000,000.00
Number of Mortgage Loans	2,756

Average Current Principal Balance	$159,847.19
Weighted Average Original Loan-to-Value	83.86%	9.00%	100.00%
Weighted Average Mortgage Rate	7.62%	5.15%	13.20%
Weighted Average Net Mortgage Rate	7.07%	4.60%	12.65%
Weighted Average Note Margin	5.33%	2.85%	8.30%
Weighted Average Maximum Mortgage Rate	13.29%	11.15%	16.25%
Weighted Average Minimum Mortgage Rate	7.29%	5.15%	10.25%
Weighted Average Term to Next Rate Adjustment Date (months)	24	10	35
Weighted Average Remaining Term to Stated Maturity (months)	340	118	359
Weighted Average Credit Score	630	500	799

Weighted Average reflected in Total
		Percent of Cut-off Date
	Range	Principal Balance
Product Type	Hybrid ARM	78.31%
	Fixed	21.69%

Lien	First	90.45%
	Second	9.55%

Property Type	Single-family detached	63.69%
	Townhouse	0.86%
	Condo-Low-Rise(Less than 5 stories)	6.76%
	Condo Mid-Rise (5 to 8 stories)	0.32%
	Condo High-Rise (9 stories or more)	0.17%
	Planned Unit Developments (detached)	17.67%
	Planned Unit Developments (attached)	3.48%
	Two-to-four family units	7.01%
	Leasehold	0.04%

Occupancy Status	Primary Residence	95.30%
	Second/Vacation	2.74%
	Non Owner Occupied	1.96%

Documentation Type	Full Documentation	64.38%
	Reduced Documentation	35.62%

Loans with Prepayment penalties		62.42%

Interest Only Percentage		29.67%

Loans serviced by Mortgage Loan Network		100.00%

Lien Position of the Aggregate Loans
Lien Position	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
First Lien	1,968	$ 398,464,558	90.45%	$ 202,472	628	82.50%
Second Lien	788	42,074,301	9.55	53,394	652	96.74
Total:	2,756	$ 440,538,859	100.00%	$ 159,847	630	83.86%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Product Type of the Aggregate Loans
Product Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
2 Year Hybrid	1,426	$ 300,340,633	68.18%	$ 210,618	628	82.63%
3 Year Hybrid	234	44,624,068	10.13	190,701	627	83.03
Fixed Rate Mortgage	374	50,405,827	11.44	134,775	628	81.82
Fixed Rate Mortgage 15 Year Balloon	691	37,158,656	8.43	53,775	654	98.23
Fixed Rate Mortgage 40/30 Balloon	31	8,009,674	1.82	258,377	638	80.94
Total:	2,756	$ 440,538,859	100.00%	$ 159,847	630	83.86%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Credit Score Distribution of the Aggregate Loans
Credit Score Range	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Original LTV
500 - 519	126	$ 19,083,813	4.33%	$ 151,459	80.45%
520 - 539	129	21,811,129	4.95	169,079	80.50
540 - 559	112	17,055,619	3.87	152,282	80.74
560 - 579	91	14,518,975	3.30	159,549	78.96
580 - 599	225	36,655,569	8.32	162,914	83.34
600 - 619	423	65,669,066	14.91	155,246	83.69
620 - 639	516	76,474,562	17.36	148,207	84.33
640 - 659	379	61,337,030	13.92	161,839	84.10
660 - 679	285	49,592,852	11.26	174,010	85.22
680 - 699	184	31,315,706	7.11	170,194	85.57
700 - 719	122	19,727,326	4.48	161,699	86.08
720 - 739	77	13,963,514	3.17	181,344	87.16
740 - 759	36	6,230,544	1.41	173,071	87.26
760 or Greater	51	7,103,155	1.61	139,278	85.52
Total:	2,756	$ 440,538,859	100.00%	$ 159,847	83.86%

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 630
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Original Mortgage Loan Principal Balances of the Aggregate Loans
Original Mortgage Loan Balance ($)	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
100,000 or less	1,039	$ 58,568,082	13.29%	$ 56,370	633	89.97%
100,001 to 200,000	938	136,447,546	30.97	145,466	618	82.45
200,001 to 300,000	446	109,007,532	24.74	244,412	629	82.45
300,001 to 400,000	206	71,529,698	16.24	347,232	636	82.89
400,001 to 500,000	69	30,423,315	6.91	440,918	649	83.95
500,001 to 600,000	40	22,096,130	5.02	552,403	637	85.62
600,001 to 700,000	11	6,974,612	1.58	634,056	682	85.19
700,001 to 800,000	6	4,491,943	1.02	748,657	649	86.89
900,001 to 1,000,000	1	1,000,000	0.23	1,000,000	647	79.00
Total:	2,756	$ 440,538,859	100.00%	$ 159,847	630	83.86%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $159,847
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Net Mortgage Rates of the Aggregate Loans
Net Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
4.500 - 4.999	4	$ 718,802	0.16%	$ 179,700	639	76.20%
5.000 - 5.499	47	12,640,447	2.87	268,946	670	79.51
5.500 - 5.999	180	44,926,636	10.20	249,592	661	79.81
6.000 - 6.499	499	110,115,118	25.00	220,672	647	80.55
6.500 - 6.999	421	87,353,982	19.83	207,492	626	81.57
7.000 - 7.499	381	68,867,935	15.63	180,756	612	83.10
7.500 - 7.999	198	34,847,395	7.91	175,997	591	86.97
8.000 - 8.499	191	27,086,581	6.15	141,815	584	88.51
8.500 - 8.999	136	14,898,335	3.38	109,547	612	91.32
9.000 - 9.499	139	9,255,801	2.10	66,588	667	94.51
9.500 - 9.999	214	11,514,450	2.61	53,806	651	98.17
10.000 - 10.499	153	7,917,808	1.80	51,750	635	97.39
10.500 - 10.999	132	7,065,321	1.60	53,525	631	98.42
11.000 - 11.499	49	2,660,953	0.60	54,305	627	97.17
11.500 - 11.999	7	369,774	0.08	52,825	627	98.83
12.000 - 12.499	2	131,447	0.03	65,724	591	77.61
12.500 - 12.999	3	168,075	0.04	56,025	589	94.19
Total:	2,756	$ 440,538,859	100.00%	$ 159,847	630	83.86%

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 7.0697% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Mortgage Rates of the Loans of the Aggregate Loans
Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
5.000 - 5.499	2	$ 362,360	0.08%	$ 181,180	644	80.00%
5.500 - 5.999	44	11,849,775	2.69	269,313	668	79.39
6.000 - 6.499	153	38,852,573	8.82	253,938	661	79.84
6.500 - 6.999	493	110,880,855	25.17	224,910	647	80.44
7.000 - 7.499	429	88,541,755	20.10	206,391	629	81.59
7.500 - 7.999	398	72,460,602	16.45	182,062	612	82.98
8.000 - 8.499	187	32,221,401	7.31	172,307	593	86.47
8.500 - 8.999	203	30,115,550	6.84	148,352	586	88.56
9.000 - 9.499	134	15,212,887	3.45	113,529	610	90.91
9.500 - 9.999	142	9,628,128	2.19	67,804	663	94.01
10.000 - 10.499	192	10,612,077	2.41	55,271	651	98.31
10.500 - 10.999	164	8,329,469	1.89	50,789	637	97.42
11.000 - 11.499	133	7,067,010	1.60	53,135	633	98.04
11.500 - 11.999	66	3,559,224	0.81	53,928	629	98.69
12.000 - 12.499	11	545,671	0.12	49,606	628	93.93
12.500 - 12.999	1	91,953	0.02	91,953	571	68.00
13.000 - 13.499	4	207,569	0.05	51,892	599	95.29
Total:	2,756	$ 440,538,859	100.00%	$ 159,847	630	83.86%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 7.6197% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Original Loan-to-Value of the Aggregate Loans
Original LTV Ratio (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score
0.01 - 50.00	51	$ 5,403,327	1.23%	$ 105,948	593
50.01 - 55.00	20	2,278,692	0.52	113,935	559
55.01 - 60.00	30	4,677,538	1.06	155,918	593
60.01 - 65.00	46	6,702,546	1.52	145,708	576
65.01 - 70.00	75	12,558,853	2.85	167,451	596
70.01 - 75.00	76	13,894,187	3.15	182,818	595
75.01 - 80.00	995	201,886,388	45.83	202,901	642
80.01 - 85.00	161	33,669,086	7.64	209,125	611
85.01 - 90.00	388	79,671,822	18.09	205,340	610
90.01 - 95.00	106	18,257,555	4.14	172,241	647
95.01 - 100.00	808	61,538,866	13.97	76,162	652
Total:	2,756	$ 440,538,859	100.00%	$ 159,847	630

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 83.86%
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Geographical Distributions of Mortgaged Properties of the Aggregate Loans
State	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Alabama	63	$ 6,578,740	1.49%	$ 104,424	602	84.64%
Arizona	117	19,368,945	4.40	165,547	634	84.47
Arkansas	24	1,887,385	0.43	78,641	594	82.93
California	112	29,543,239	6.71	263,779	640	83.32
Colorado	60	8,056,152	1.83	134,269	642	85.00
Connecticut	147	20,863,382	4.74	141,928	637	81.65
Delaware	14	2,264,966	0.51	161,783	585	85.92
District of Columbia	4	752,420	0.17	188,105	607	73.88
Florida	357	55,598,077	12.62	155,737	636	83.13
Georgia	157	18,119,020	4.11	115,408	630	86.00
Idaho	1	85,774	0.02	85,774	677	80.00
Illinois	115	18,155,801	4.12	157,877	616	84.17
Indiana	30	3,284,801	0.75	109,493	596	87.05
Iowa	4	289,994	0.07	72,499	603	92.74
Kansas	9	828,579	0.19	92,064	624	87.25
Kentucky	33	2,910,127	0.66	88,186	618	85.41
Louisiana	31	3,367,366	0.76	108,625	604	89.48
Maine	10	785,593	0.18	78,559	637	85.13
Maryland	168	32,346,474	7.34	192,539	630	82.32
Massachusetts	183	39,733,531	9.02	217,123	641	84.26
Michigan	46	5,306,150	1.20	115,351	617	87.27
Minnesota	35	4,886,913	1.11	139,626	633	86.77
Mississippi	12	1,170,650	0.27	97,554	618	82.92
Missouri	19	2,470,836	0.56	130,044	642	89.41
Montana	4	334,396	0.08	83,599	623	87.31
Nebraska	4	496,420	0.11	124,105	615	89.51
Nevada	38	6,789,878	1.54	178,681	653	82.78
New Hampshire	35	5,269,358	1.20	150,553	621	82.95
New Jersey	130	27,988,981	6.35	215,300	634	84.21
New Mexico	11	1,136,421	0.26	103,311	651	85.26
New York	96	20,611,464	4.68	214,703	640	83.04
North Carolina	89	10,630,751	2.41	119,447	614	84.64
Ohio	58	6,919,559	1.57	119,303	604	86.29
Oklahoma	49	3,977,885	0.90	81,181	638	85.83
Oregon	3	280,732	0.06	93,577	560	88.04
Pennsylvania	128	18,510,824	4.20	144,616	605	84.21
Rhode Island	51	9,014,954	2.05	176,764	645	82.76
South Carolina	34	4,481,795	1.02	131,818	594	85.33
South Dakota	3	229,743	0.05	76,581	613	82.61
Tennessee	25	3,194,807	0.73	127,792	620	81.65
Texas	19	2,301,758	0.52	121,145	667	85.78
Utah	5	661,489	0.15	132,298	645	84.15
Vermont	6	1,399,275	0.32	233,212	573	77.88
Virginia	146	27,740,145	6.30	190,001	628	82.47
Washington	32	4,447,222	1.01	138,976	642	85.97
West Virginia	5	685,542	0.16	137,108	589	76.62
Wisconsin	34	4,780,545	1.09	140,604	621	85.65
Total:	2,756	$ 440,538,859	100.00%	$ 159,847	630	83.86%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Mortgage Loan Purpose of the Aggregate Loans
Loan Purpose	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Purchase	1,009	$ 180,768,893	41.03%	$ 179,156	651	83.47%
Rate/Term Refinance	24	4,632,338	1.05	193,014	619	82.14
Equity Refinance	1,723	255,137,628	57.91	148,078	615	84.17
Total:	2,756	$ 440,538,859	100.00%	$ 159,847	630	83.86%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Mortgage Loan Documentation Types of the Aggregate Loans
Documentation	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Full Documentation	1,775	$ 283,607,206	64.38%	$ 159,779	616	83.75%
Reduced Documentation	981	156,931,653	35.62	159,971	656	84.07
Total:	2,756	$ 440,538,859	100.00%	$ 159,847	630	83.86%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Occupancy Type of the Aggregate Loans
Occupancy Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Primary Residence	2,625	$ 419,854,521	95.30%	$ 159,945	628	83.82%
Second/Vacation	78	12,053,661	2.74	154,534	682	84.52
Non-Owner Occupied	53	8,630,678	1.96	162,843	660	84.92
Total:	2,756	$ 440,538,859	100.00%	$ 159,847	630	83.86%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Mortgaged Property Types of the Aggregate Loans
Property Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Single-family detached	1,853	$ 280,579,206	63.69%	$ 151,419	623	83.97%
Townhouse	34	3,790,606	0.86	111,488	625	81.55
Condo-Low-Rise(Less than 5 stories)	201	29,770,352	6.76	148,111	641	84.28
Condo Mid-Rise (5 to 8 stories)	8	1,416,278	0.32	177,035	663	85.45
Condo High-Rise (9 stories or more)	3	729,913	0.17	243,304	654	79.89
Planned Unit Developments (detached)	393	77,849,684	17.67	198,091	637	83.65
Planned Unit Developments (attached)	109	15,318,598	3.48	140,538	644	83.23
Two-to-four family units	154	30,895,211	7.01	200,618	658	83.61
Leasehold	1	189,010	0.04	189,010	686	93.00
Total:	2,756	$ 440,538,859	100.00%	$ 159,847	630	83.86%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Credit Grades of the Aggregate Loans
Aggregate Credit Grade	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
A4	1,645	$ 265,489,985	60.26%	$ 161,392	665	84.89%
AX	790	123,456,297	28.02	156,274	580	82.62
AM	285	46,429,664	10.54	162,911	572	82.71
B	36	5,162,913	1.17	143,414	540	71.19
Total:	2,756	$ 440,538,859	100.00%	$ 159,847	630	83.86%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Prepayment Penalty Terms of the Aggregate Loans
Prepayment Penalty Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
None	1,048	$ 165,566,988	37.58%	$ 157,984	633	84.94%
12 Month	226	40,534,598	9.20	179,357	642	83.34
24 Month	1,066	180,072,601	40.88	168,924	625	83.19
36 Month	413	54,082,355	12.28	130,950	627	83.14
Other	3	282,317	0.06	94,106	621	93.53
Total:	2,756	$ 440,538,859	100.00%	$ 159,847	630	83.86%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
"Other" means not 12 months, 24 months, or 36 months, and not more than 36 months.

Interest Only Terms of the Aggregate Loans
Interest Only Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
None	2,258	$ 309,836,336	70.33%	$ 137,217	622	84.41%
24 Month	5	1,155,664	0.26	231,133	632	80.00
60 Month	487	127,988,459	29.05	262,810	649	82.58
120 Month	6	1,558,400	0.35	259,733	649	82.82
Total:	2,756	$ 440,538,859	100.00%	$ 159,847	630	83.86%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Note Margins of the Aggregate Loans
Note Margin (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgage Loans	1,096	$ 95,574,157	21.69%	$ 87,203	639	88.13%
2.500 - 2.999	1	83,442	0.02	83,442	696	80.00
3.000 - 3.499	5	691,113	0.16	138,223	661	80.00
3.500 - 3.999	33	8,872,951	2.01	268,877	667	78.75
4.000 - 4.499	133	33,109,080	7.52	248,940	666	80.76
4.500 - 4.999	376	85,666,804	19.45	227,837	650	80.66
5.000 - 5.499	387	83,829,624	19.03	216,614	630	81.42
5.500 - 5.999	347	67,375,986	15.29	194,167	613	83.08
6.000 - 6.499	160	27,291,546	6.20	170,572	588	85.73
6.500 - 6.999	136	23,752,978	5.39	174,654	584	89.33
7.000 - 7.499	62	11,016,271	2.50	177,682	582	90.31
7.500 - 7.999	16	2,621,046	0.59	163,815	602	90.69
8.000 - 8.499	4	653,860	0.15	163,465	571	92.83
Total:	2,756	$ 440,538,859	100.00%	$ 159,847	630	83.86%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 5.3324% per annum.

Maximum Mortgage Rates of the Aggregate Loans
Maximum Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgage Loans	1,096	$ 95,574,157	21.69%	$ 87,203	639	88.13%
11.000 - 11.999	45	12,095,571	2.75	268,790	667	79.55
12.000 - 12.999	580	134,038,609	30.43	231,101	651	80.65
13.000 - 13.999	679	136,702,872	31.03	201,330	620	82.26
14.000 - 14.999	291	50,653,519	11.50	174,067	585	88.05
15.000 - 15.999	63	11,208,591	2.54	177,914	589	91.17
16.000 - 16.999	2	265,539	0.06	132,769	547	87.17
Total:	2,756	$ 440,538,859	100.00%	$ 159,847	630	83.86%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 13.2887% per annum.

Minimum Mortgage Rates of the Aggregate Loans
Minimum Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgage Loans	1,096	$ 95,574,157	21.69%	$ 87,203	639	88.13%
5.000 - 5.999	47	12,552,134	2.85	267,067	665	79.88
6.000 - 6.999	580	134,038,609	30.43	231,101	651	80.65
7.000 - 7.999	678	136,371,722	30.96	201,138	620	82.24
8.000 - 8.999	290	50,528,106	11.47	174,235	585	88.07
9.000 - 9.999	63	11,208,591	2.54	177,914	589	91.17
10.000 - 10.999	2	265,539	0.06	132,769	547	87.17
Total:	2,756	$ 440,538,859	100.00%	$ 159,847	630	83.86%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 7.2858% per annum

Next Interest Rate Adjustment Date of the Aggregate Loans
Next Interest Adjustment Date	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgage Loans	1,096	$ 95,574,157	21.69%	$ 87,203	639	88.13%
November 2006	1	66,680	0.02	66,680	526	84.00
June 2007	7	889,600	0.20	127,086	620	89.77
July 2007	8	918,250	0.21	114,781	619	84.11
August 2007	5	540,541	0.12	108,108	619	85.73
September 2007	4	845,496	0.19	211,374	581	91.70
October 2007	18	2,994,078	0.68	166,338	595	87.50
November 2007	576	121,089,705	27.49	210,225	630	82.62
December 2007	807	172,996,283	39.27	214,370	627	82.45
October 2008	3	322,196	0.07	107,399	577	94.70
November 2008	99	18,242,767	4.14	184,270	627	83.17
December 2008	132	26,059,106	5.92	197,417	628	82.79
Total:	2,756	$ 440,538,859	100.00%	$ 159,847	630	83.86%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .
As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 24

Debt-to-Income Ratios of the Mortgage Loans
Category	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
20.00 or Less	160	$ 31,130,206	7.07%	$ 194,564	638	82.08%
20.01 - 25.00	119	16,069,063	3.65	135,034	622	82.41
25.01 - 30.00	171	26,102,959	5.93	152,649	635	82.78
30.01 - 35.00	283	43,013,911	9.76	151,993	630	83.06
35.01 - 40.00	467	71,526,515	16.24	153,162	632	83.58
40.01 - 45.00	698	110,123,114	25.00	157,770	637	84.09
45.01 - 50.00	672	105,268,597	23.90	156,650	624	84.26
50.01 - 55.00	186	37,304,495	8.47	200,562	615	86.40
Total:	2,756	$ 440,538,859	100.00%	$ 159,847	630	83.86%

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans was approximately 39.68%.